CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this post-effective amendment No. 1 Registration Statement of form S-1 of our report dated July 29, 2013 relating to the April 30, 2013 and 2012 consolidated financial statements of NC Solar, Inc. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Liggett, Vogt & Webb, P.A.

LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

January 27, 2014